Exhibit 99.1

Alexion Pharmaceuticals Purchases Biopharmaceutical Manufacturing Site in Rhode Island

- Alexion to Manufacture SolirisTM at Former Dow Facility -

CHESHIRE, Conn. and SMITHFIELD, R.I., July 13 — Alexion Pharmaceuticals, Inc. today announced that it has purchased the former Dow manufacturing facility in Smithfield, Rhode Island. The biopharmaceutical manufacturing facility will be used primarily to produce Soliris(TM) (eculizumab), the company’s lead product candidate for Paroxysmal Nocturnal Hemoglobinuria (PNH), an acquired genetic blood disorder. Financial terms of the transaction were not disclosed.

“Securing a manufacturing facility is an important element of our commercial planning for the post-launch growth of Soliris(TM) and will enable us to meet world-wide demand for the product,” said David Keiser, President and Chief Operating Officer of Alexion. “For the past ten years, Rhode Island has built an expertise in biopharmaceutical manufacturing, which is one of the reasons this site was particularly appealing to us. The facility is highly suitable to our needs and the Rhode Island Economic Development Corporation has worked closely with us. We are pleased to be part of the expanding life science community now in Rhode Island as well as in Connecticut.”

The approximately 55,000 square foot facility is anticipated to begin operations in 2008. Alexion will be retrofitting the facility to include two 10,000 liter bioreactors and their associated purification suites along with a pilot plant. The facility will be designed to meet both the U.S. Food and Drug Administration’s (FDA) and European Medical Agency (EMEA) good manufacturing practices. Alexion currently has a manufacturing agreement with Lonza Biologics and expects to continue to source supply from Lonza after the new facility is in operation.

“Alexion’s new manufacturing facility in Smithfield will provide an immediate impact on the Rhode Island economy,” said Rhode Island Governor Donald L. Carcieri. “By employing approximately 80 people for their initial commercial supply efforts, Alexion will also help Rhode Island achieve my goal of growing jobs and expanding our economy. The company’s decision to choose the former Dow plant provides them with a world-class facility that will meet Alexion’s needs for years to come. My administration has been, and continues to be committed to strengthening our efforts in the life sciences sector, and attracting companies of this caliber to our state. We welcome Alexion and their staff to Rhode Island, and look forward to establishing a strong relationship between the company and the state.”

“Alexion’s decision to choose Rhode Island as the site of their next expansion reinforces the company’s commitment to strengthening its roots within the New England region,” said Saul Kaplan, Executive Director, Rhode Island Economic Development Corporation. “Alexion has demonstrated its expertise in novel drug development, and Rhode Island is pleased to have been chosen as the site of their next operational expansion.”

About Alexion:

Alexion Pharmaceuticals is a biotechnology company working to develop and deliver life-changing drug therapies for patients with serious and life- threatening medical conditions. Alexion is engaged in the discovery and development of therapeutic products aimed at treating patients with a wide array of severe disease states, including hematologic diseases, cancer, and autoimmune disorders. Alexion’s lead product candidate, Soliris(TM) (eculizumab), is currently undergoing evaluation in several clinical development programs, including for the treatment of paroxysmal nocturnal hemoglobinuria (PNH). Under the Special Protocol Assessment (SPA) process, the FDA has agreed to the design of protocols for the two trials of Soliris(TM) (eculizumab) in PNH patients that could, if successful, serve as the primary basis of review for approval of a licensing application for eculizumab in the PNH indication. In January, 2006, Alexion announced that the first of those two PNH trials, the TRIUMPH study, achieved its co-primary endpoints with statistical significance. In June, 2006, Alexion announced that interim results from the second of those two PNH trials, the SHEPHERD study, showed that eculizumab appeared to be safe and well tolerated and that all primary and secondary efficacy endpoints were achieved with statistical significance. Alexion is engaged in discovering and developing a pipeline of additional antibody therapeutics targeting severe unmet medical needs. This press release and further information about Alexion Pharmaceuticals, Inc. can be found at: http://www.alexionpharm.com.

This news release contains forward-looking statements, including statements related to characterization of Alexion’s manufacturing plans, clinical trial results, timing of announcement of clinical trial results, commercial potential of Alexion’s drug candidates, the progression of Alexion’s drug candidates towards commercial sales and timing for submission of, and decisions with respect to, marketing applications for Soliris(TM) (eculizumab). In particular, this news release contains forward-looking statements regarding the timing of Alexion’s anticipated ability to rely on its own manufacturing capabilities and its continuing relationship with a third-party manufacturer. Forward-looking statements are subject to factors that may cause Alexion’s results and plans to differ from those expected, including delays in completion of ongoing clinical trials, delays in completion of analysis of clinical trial results, timing and evaluation by regulatory agencies of the results of these and other clinical trials, the results of pre-clinical or clinical studies (including termination or delay in clinical programs), the need for additional research and testing, decision of the FDA or other regulatory authorities not to approve (or to materially limit) marketing of Alexion’s drug candidates, delays in arranging satisfactory manufacturing capability, inability to acquire funding on timely and satisfactory terms, delays in developing or adverse changes in commercial relationships, the possibility that results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the risk that third parties won’t agree to license any necessary intellectual property to us on reasonable terms, and a variety of other risks set forth from time to time in Alexion’s filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Alexion’s Transition Report on Form 10-K/T for the five-month transition period ended December 31, 2005 and in our other filings with the Securities and Exchange Commission. In particular, we draw your attention to the fact that Alexion has never built or operated a manufacturing site for commercial supply and there are significant risks inherent in such an undertaking. Alexion does not intend to update any of these forward- looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.